UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2014

Triton Pacific Investment Corporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-174873	45-2460782
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

10877 Wilshire Blvd., 12th Floor
Los Angeles, CA 90024

(Address of principal executive offices)

(310) 943-4990

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 24, 2014, the Board of Directors of Triton Pacific Investment Corporation (the "Company") by unanimous vote approved an investment sub-advisory agreement between the Company, Triton Pacific Adviser, LLC, the Company’s investment adviser (the “Adviser), and ZAIS Group, LLC (“ZAIS”). ZAIS is a registered investment adviser under the Investment Advisers Act of 1940 and neither ZAIS nor any of its principals is affiliated with us or our Adviser. As the Company’s sub-adviser, ZAIS is expected to provide investment advisory and management services to the Company with respect to its syndicated debt portfolio only (consisting primarily of floating rate debt securities, CLO securities, and other credit-oriented securities).

Under the proposed sub-advisory agreement with ZAIS, the Adviser will pay a portion of the base management and incentive fees it receives from the Company to ZAIS based on the average gross assets (including amounts borrowed) managed by ZAIS and included in the Company’s portfolio. Specifically, the Adviser will pay ZAIS a quarterly fee of .125% (12.5 basis points) of the average gross assets of the Company’s syndicated debt portfolio managed by ZAIS, which will include any borrowings for investment purposes, and will be appropriately adjusted on a pro rata basis during any partial quarter and for any share issuances or repurchases during the relevant quarter. With respect to any incentive fee, the Adviser will pay ZAIS one half of the incentive fee paid to the Adviser multiplied by a quotient equal to the incentive fee generated on the Company’s syndicated debt portfolio divided by the aggregate incentive fee payable to the Adviser each quarter (pro-rated if less than one quarter). However, in no event shall the incentive fee paid to ZAIS be greater than 100% of the incentive fee the Company pays to the Adviser. All fees paid to ZAIS shall be paid out of the fees the Company pays to the Adviser and will not increase the total amount of base management fees or incentive fees the Company is required to pay.

The appointment of ZAIS as investment sub-adviser is subject to the approval of the investment sub-advisory agreement with the Company and the Adviser by the Company’s shareholders.

Item 9.01  Exhibits.

(d)          See the Index of Exhibits, incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2014	Triton Pacific Investment Corporation, Inc.

	By	/s/ Craig J. Faggen
Craig J. Faggen Chief Executive Officer (Principal Executive Officer)

INDEX OF EXHIBITS

Exhibit Number	Exhibits

10.1	Investment Sub-Advisory Agreement dated July 24, 2014 between Triton Pacific Investment Corporation, Inc. and ZAIS Group, LLC.